PATENT CROSS LICENSE AGREEMENT
                                     BETWEEN
                    SANDISK CORPORATION AND SHARP CORPORATION


         This agreement ("Agreement") is made by and among SanDisk Corporation, a Delaware corporation, having an office at 140 Caspian Court, Sunnyvale, California 94089, U.S.A. (hereinafter referred to as "SanDisk"), and Sharp Corporation, a Japanese corporation, having an office at 22-22 Nagaike-Cho, Abeno-Ku, Osaka 545 Japan ("SHARP").


                                   WITNESSETH

         WHEREAS, SanDisk and Sharp each own patents and patent applications covering inventions pertinent to the design and manufacture of flash memory and other semiconductor products; and

         WHEREAS, SanDisk and Sharp are both engaged in their respective continuing programs of research and development of flash memory related technology, which will result in new discoveries and inventions many of which will become the subject of new patent applications and patents; and

         WHEREAS, SanDisk and Sharp each want to respect the technology contributions of the other and want to increase their freedom to design and manufacture their own new products without infringing the rights of the other under any patent or patent application owned or controlled by the other;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

         1.       DEFINITIONS.

                  1.1a "Subsidiary" shall mean any corporation, company or other entity more than fifty percent (50%) of whose outstanding shares or stock entitled to vote for the election of directors (other than any shares or stock whose voting rights are subject to restriction) is owned or controlled by either SanDisk or Sharp, directly or indirectly.

                  1.2 "Effective Date" shall be the date on which this Agreement is executed by Sharp.

                  1.3 "Integrated Circuit Products" shall mean a unitary electronic circuit, the active circuit elements of which are fabricated of silicon semiconductive material, such device being in the form of a separate discrete device, or integral with a silicon wafer and severable therefrom.

                  1.3a "Flash Memory Integrated Circuit" shall mean a non-volatile memory integrated circuit that is electrically programmable and electrically erasable, and consists of (1) flash memory cells, each of which has a floating gate and utilizes no more than two different floating gate charge levels representing no more than one bit of information, and (2) any on-chip control, I/O, and other support circuitry necessary to the operation of the memory integrated circuit, in both wafer and chip form.

                  1.4 "MLC Flash Memory Integrated Circuit" shall mean a non-volatile memory integrated circuit that is electrically programmable and electrically erasable, and consists of (1) flash memory cells, each of which has a floating gate and utilizes at least three different floating gate charge levels representing more than one bit of information, and (2) any on-chip control, I/O, and other support circuitry necessary to the operation of the memory integrated circuit, in both wafer and chip form.

                  1.5 "Flash  Memory  Device"  shall mean a memory  device which
consists   of  one  or  more  Flash   Memory   Integrated   Circuits   with  the
housing/packaging and any supporting means therefor.

                  1.6 "MLC Flash Memory Device" shall mean a memory device which consists of one or more MLC Flash Memory Integrated Circuits with the housing/packaging and any supporting means therefor.

                  1.7a "Flash Memory System" shall mean an integrated circuit memory system (including hardware and/or software), which contains (i) one or more interconnected Flash Memory Devices or Flash Memory Integrated Circuits,
(ii) in-system control, I/O and other support circuit(s) that are (a) interconnected with the Flash Memory Devices or Flash Memory Integrated Circuits, and (b) necessary to the operation of the memory system, with or without the housing/packaging and supporting means therefor.

                  1.7b "MLC Flash Memory System" shall mean an integrated circuit memory system (including hardware and/or software), which contains (i) one or more interconnected MLC Flash Memory Devices or MLC Flash Memory Integrated Circuits, (ii) in-system control, I/O and other support circuit(s) that are (a) interconnected with the MLC Flash Memory Devices or MLC Flash Memory Integrated Circuits, and (b) necessary to the operation of the memory system, with or without the housing/packaging and supporting means therefor.

                  1.8 "Triple-poly Flash Memory Device" shall mean either a Flash Memory Device or a MLC Flash Memory Device in which the Flash Memory Integrated Circuit(s) or the MLC Flash Memory Integrated Circuit(s), as the case may be, utilizes poly-to-poly erase and is manufactured on a semiconductor fabrication process which utilizes three layers of polysilicon.

                  1.8a "Triple-Poly Flash Memory Product" shall mean either a Triple-poly Flash Memory Device, a Flash Memory System, or a MLC Flash Memory System in which Triple-poly Flash Memory Devices are included.

                  1.8b "Etox Flash Product" shall mean (1) a Flash Memory Device or a MLC Flash Memory Device which utilizes poly to source/substrate erase or program; or (2) a Flash Memory System or MLC Flash Memory System in which all Flash Memory Devices and/or MLC Flash Memory Devices utilize poly to source/substrate erase or program.

                  1.9 "Third Party Flash Software" shall mean software (in either source code or object code form) (1) which is used primarily to support or enhance the operations of Flash Memory Devices, MLC Flash Memory Devices, Flash Memory Systems, or MLC Flash Memory Systems, (2) which is not created or authored by employee(s) of Sharp or Sharp's Subsidiaries or of San Disk or of SanDisk's Subsidiaries, and (3) the copyright ownership of which does not lie in Sharp or Sharp's Subsidiaries or SanDisk or SanDisk's Subsidiaries.

                  1.9a "Flash Business" shall mean those units, entities and assets within a company whose primary activity or usage is to design, manufacture, or sell Flash Memory Devices, MLC Flash Memory Devices, Flash Memory Systems, or MLC Flash Memory Systems.

                  1.10 "SanDisk Patents" shall mean all classes or types of patents, utility models and design patents (including, without limitation, originals or divisions, continuations, continuations-in-part or reissues), in all countries or jurisdictions of the world now owned or controlled by SanDisk or acquired by SanDisk during the term of this Agreement which (a) are issued prior to the expiration or termination of this Agreement, and (b) except for consideration paid to employees, have no requirement to pay consideration to another for the grant of a license under this Agreement, and (c) apply to the use or manufacture of Flash Memory Integrated Circuits, Flash Memory Devices or Flash Memory Systems.

                  1.11 "Sharp Patents" shall mean all classes or types of patents, utility models and design patents (including, without limitation, originals or divisions, continuations, continuations-in-part or reissues), in all countries or jurisdictions of the world now owned or controlled by Sharp or acquired by Sharp during the term of this Agreement which (a) are issued prior to the expiration or termination of this Agreement, (b) except for consideration paid to employees, have no requirement to pay consideration to another for the grant of a license under this Agreement, and (c) apply to the use or manufacture of Flash Memory Integrated Circuits, Flash Memory Devices or Flash Memory Systems.

                  1.12 "SanDisk Licensed Products" shall mean any SanDisk Flash Memory Integrated Circuits, SanDisk Flash Memory Devices, SanDisk Flash memory Systems, and Third Party Flash Software distributed or sold by SanDisk in conjunction with a SanDisk Licensed Product, and shall not include any MLC Flash Memory Integrated Circuits, MLC Flash Memory Devices, or MLC Flash Memory Systems.

                  1.13 "Sharp Licensed Products" shall mean any Sharp Flash Memory Integrated Circuits, Sharp Flash Memory Devices and Sharp Flash Memory Systems; and Third Party Flash Software where such Third Party Flash Software is distributed or sold by Sharp in conjunction with a Shap Licensed Product, and shall not include any Triple-Poly Flash memory Device or Product,

MLC Flash Memory Integrated Circuits, MLC Flash Memory Devices or MLC Flash Memory Systems.

                  1.14     "Net Sales" shall mean the following:

                           (A) "Net  Sales" with  respect to any Sharp  Licensed
Products which are first sold in the form of Flash Memory Devices or Flash Memory Integrated Circuits as individual items shall mean the invoice price for said Memory Devices or Flash Memory Integrated Circuits billed by the IC Group of Sharp and/or Subsidiaries of Sharp; except that, where such sales are to another Sharp subsidiary, division or group, then Net Sales shall mean the higher of the invoice price billed, or the then current average selling price
(ASP) for such products to third party customers of Sharp.

                           (B) "Net  Sales" with  respect to any Sharp  Licensed
Products which are first sold in the form of Flash Memory Systems shall mean the total invoice price of all Flash Memory Devices or Flash Memory Integrated Circuits used in such Flash Memory Systems when sold as individual items by the IC Group of Sharp or its Subsidiaries to third party customers of Sharp, or when there are no comparable sales of the same Flash Memory Devices or Flash Memory Integrated Circuits as individual items, Net Sales shall mean the invoice price for equivalent Flash Memory Devices or Flash Memory Integrated Circuits sold as individual items by the IC Group of Sharp or Subsidiaries of Sharp to third party customers of Sharp. In case there are no equivalent Flash Memory Devices or Flash Memory Integrated Circuits by reason of the fact that the Flash Memory System includes only Flash Memory Devices or Flash Memory Integrated Circuits with a total capacity of less than the capacity of the lowest capacity Flash Memory Integrated Circuit or Flash Memory Device then being sold by Sharp, Net Sales of such Flash Memory Systems shall be calculated by multiplying the invoice price of the lowest capacity Flash Memory Integrated Circuit or Flash Memory Device, whichever is lower, then being sold to third party customers of Sharp, by the fraction A/B, where A is the capacity of the Flash Memory Devices or Flash Memory Integrated Circuits included in the Flash Memory System, and B is the capacity of the lowest capacity Flash Memory Integrated Circuit or Flash Memory Device then being sold by Sharp. In no case, however, shall Net Sales of such Flash Memory Systems exceed the invoice price of the Flash Memory Systems themselves. If the Flash Memory System includes Flash Memory Devices or Flash Memory Integrated Circuits with a total capacity of less than 1 megabit (Mbit), then sales of such Flash Memory Systems shall not be included in Net Sales.

                           (C) In either case, the invoice price shall be net of
discounts actually granted, insurance fees and packing and transportation charges as invoiced separately to customers, refunds actually paid in connection with product returns, and duties and sales taxes actually incurred and paid by Sharp and/or Subsidiaries in connection with delivery of such Licensed Products.

                           (D) Notwithstanding the above, once the invoice price
of Flash Memory Devices or Flash Memory Integrated Circuits have been included in the Net Sales under paragraph 1.14(a), any sales of the Flash Memory System incorporating said Flash Memory Devices or Flash Memory Integrated Circuits shall not be included in Net Sales under paragraph (B).

         2.       MUTUAL RELEASES.

                  2.1 SanDisk hereby releases, acquits and forever discharges Sharp, and only Sharp, from any and all claims or liability for infringement of any SanDisk Patents arising prior to the Effective Date of this Agreement, within the scope of the license granted herein by SanDisk.

                  2.2 Sharp hereby releases, acquits and forever discharges SanDisk, and only SanDisk, from any and all claims or liability for infringement of any Sharp Patents arising prior to the Effective Date of this Agreement, within the scope of the license granted herein by Sharp.

         3.       GRANT OF LICENSES BY SANDISK.

                  3.1 SanDisk hereby grants to Sharp non-exclusive, non-transferable, worldwide licenses under SanDisk Patents (without the right to sublicense) to make, to have made, to use, to sell, to offer for sale (either directly or indirectly), and to import, Sharp Licensed Products.

                  3.2 The license grant of Paragraph 3.1 does not cover or extend to Sharp's manufacture of products for a third party (commonly referred to as foundry activities) unless such products' design originates wholly with Sharp or is owned or controlled wholly by Sharp; provided, however, that this exclusion shall not apply to (1) Sharp's library tools or standard cells that Sharp incorporates into any standard or custom integrated circuit (IC) products that Sharp manufactures for its customers, or (2) any Sharp semiconductor manufacturing processes which Sharp otherwise utilizes in manufacturing Sharp products of Sharp's own design.

                  3.3 Nothing in these grants to Sharp or otherwise contained in this Agreement shall either expressly or impliedly give Sharp the right to license SanDisk Patents to others. Nor shall the sale of any Sharp Licensed Products provide or give rise to an implied license, by estoppel or otherwise, in favor of third parties to any SanDisk Patents, covering combinations of such Sharp Licensed Products with any other products or methods of using such combinations, except to the extent that the sale of such Sharp Licensed Products exhausts the relevant SanDisk Patents.

                  3.4 The releases and licenses granted herein to Sharp shall be extended to all Sharp Subsidiaries in existence as of the Effective Date. Sharp may, at its own discretion, extend the licenses granted under Paragraph 3.0 hereof to any Sharp Subsidiary that comes into existence during the term of this Agreement; provided, however, that the licenses so extended shall be limited to the using, making, having made, selling and offering to sell (directly and indirectly), and importing Sharp Licensed Products only. The patents of a Sharp Subsidiary to which such licenses have been so extended will be included in the Sharp Patents. The extension to a Sharp Subsidiary shall apply only during the time period when the business entity meets all requirements of a Subsidiary. Upon written request by SanDisk, Sharp will give SanDisk written notice to identify any Sharp Subsidiary to which such a license has been extended.

         4.       GRANT OF LICENSES BY SHARP.

                  4.1 Sharp hereby grants to SanDisk non-exclusive, non-transferable, royalty-free, worldwide licenses under Sharp Patents (without the right to sublicense) to make, to have made, to use, to sell and offer to sell (either directly or indirectly), and to import SanDisk Licensed Products.

                  4.2 The license grant of Paragraph 4.1 does not cover or extend to SanDisk's manufacture of products for a third party (commonly referred to as foundry activities) unless such products' design originates wholly with SanDisk or is owned or controlled wholly by SanDisk; provided, however, that this exclusion shall not apply to (1) SanDisk's library tools or standard cells that SanDisk incorporates into any standard or custom integrated circuit (IC) products that SanDisk manufactures for its customers, or (2) any SanDisk semiconductor manufacturing processes which SanDisk otherwise utilizes in manufacturing SanDisk products of SanDisk's own design.

                  4.3 Nothing in this grant to SanDisk or otherwise contained in this Agreement shall either expressly or impliedly give SanDisk the right to license Sharp Patents to others. Nor shall sale of any SanDisk Licensed Products provide or give rise to an implied license, by estoppel or otherwise, in favor of third parties to any Sharp Patents covering combinations of such SanDisk Licensed Products with any other products or methods of using such combinations, except to the extent that the sale of such SanDisk Licensed Products exhausts the relevant Sharp Patents.

                  4.4 The releases and licenses granted herein to SanDisk shall be extended to all SanDisk Subsidiaries in existence as of the Effective Date. SanDisk may, at its own discretion, extend the licenses granted under Paragraph
4.0 hereof to any SanDisk Subsidiary that comes into existence during the term of this agreement; provided, however, that the licenses so extended shall be limited to the using, making, having made, selling and offering to sell (directly and indirectly), and importing SanDisk Licensed Products only. The patents of a SanDisk Subsidiary to which such licenses have been so extended will be included in the SanDisk Patents. The extension to a SanDisk Subsidiary shall apply only during the time period when the business entity meets all requirements of a Subsidiary. Upon written request by Sharp, SanDisk will give Sharp written notice to identify any SanDisk Subsidiary to which such a license has been extended.

                  4.5 Sharp shall not assert, directly or indirectly, in any manner or in any forum, any patents or patent claims against any SanDisk MLC Flash Memory Device or SanDisk MLC Flash Memory System during the term of this Agreement, until such time as Sharp makes commercial sales of its own MLC Flash Memory Devices and/or Systems.
Sharp shall give SanDisk notice of such sales.

         5.       PAYMENTS.

                  5.1 As further consideration for the licenses and releases granted to Sharp herein, Sharp shall pay to SanDisk, unless this Agreement is sooner terminated by Sharp pursuant to paragraph 7.4, an initial non-refundable License Fee of U.S. *, and thereafter, royalties of U.S. * to be earned as follows:

                                      -6-
*Confidential treatement requested.

       (1)      U.S. * for the period from the Effective Date to March 31, 1997
       (2)      U.S. * for the period from April 1, 1997 to September 30, 1997
       (3)      U.S. * for the period from October 1, 1997 to March 31, 1998

Payment of the sums due under this paragraph 5.1 shall be in accordance with paragraph 5.2.

Royalties for the balance of the term of this Agreement shall be paid in accordance with paragraph 5.2a.

                  5.2 Sharp shall make payments of the license fee and royalties due in accordance with paragraph 5.1 as follows:

        (1)      U.S. * on or before December 27, 1996
        (2)      U.S. * on or before April 30, 1997
        (3)      U.S. * on or before October 30, 1997
        (4)      U.S. * on or before April 30, 1998


                   5.2a Sharp shall pay to SanDisk royalties on worldwide Net Sales of all Sharp Licensed Products, exclusive of Sharp Licensed Products sold to Intel Corporation and/or SanDisk, from and after April 1, 1998 for the balance of the term of this agreement, calculated on a quarterly basis in accordance with the percentage royalty set forth on the following schedule:

   (1) For the period from April 1, 1998 to March 31, 1999, * of net sales
   (2) For the period from April 1, 1999 to March 31, 2000, * of net sales
   (3) For the period from April 1, 2000 to March 31, 2001, * of net sales, and;
   (4) For the period from April 1, 2001 to March 31, 2002, * of net sales.

                   5.2b Starting April 1, 1998, Sharp agrees to make payments twice a year for royalties earned in the two previous calendar quarters. Payments will be made (1) on or before October 30 for quarters ending June 30 and September 30; (2) on or before April 30 for quarters ending December 31 and March 31. Royalties shall accrue upon the first sale, transfer or lease of any Sharp Licensed Product.

                   5.3 All payments by Sharp hereunder shall be made net of applicable Japanese withholding taxes. All payments shall be in U.S. dollars, wire transferred to SanDisk in accordance with the instructions set forth on Exhibit A. SanDisk shall bear all taxes imposed on it with respect to the payments under this Section, provided, however, that if so required by applicable law, Sharp shall withhold the amount of taxes levied by the Government of Japan on payments to be made by Sharp pursuant to this Agreement, and shall promptly make payment of the withheld amount to the appropriate tax authorities of the Government of Japan and shall transmit to SanDisk official tax receipts or other evidence issued by said appropriate tax authorities sufficient to enable SanDisk to support a claim for United States tax credit in respect to such withheld taxes so paid by Sharp.

                                      -7-
* Confidential treatement requested.

                  5.4 Starting on or before July 30, 1998, Sharp shall provide to SanDisk a statement of quarterly worldwide sales of Sharp Licensed Products within 30 days of the end of each calendar quarter. SanDisk shall have the right to have an independent third party accounting firm audit, at SanDisk's expense, Sharp's compliance with this section 5.0, upon reasonable notice to Sharp. The auditor will maintain in confidence any cost, margin, or other financial information obtained during the course of the audit, and shall not disclose such information to SanDisk or any third party. The auditor may only notify SanDisk whether or not Sharp is in compliance with this section 5.0, and, if not, what the correct royalties should have been. Such audit shall be conducted no more than once a year. Sharp shall maintain appropriate records for one year after the end of each accounting year. Sharp shall promptly remedy any failure to pay the correct royalty. Reimbursement will be made for any overpayment. To the extent an exchange rate between Japanese yen and U.S. dollars is required for any obligation hereunder, the rate used shall be the exchange rate on the last business day of the quarterly statement required herein which covers the period in which the obligation is due.

         6.       COOPERATION.

                  6.1 At any time during the term of this agreement, at the request of either party, the parties shall meet and negotiate in good faith for a patent cross-license covering *. The value of any * patents issued at the time of the * negotiations shall be taken into consideration in calculating the terms of the *. However, neither party shall be obligated to enter into such a license.

                  6.2 If at any time during the term of this agreement * desires to enter into an * relationship with * for the * and * to * of certain * products, then * shall so inform * and the parties shall meet and negotiate in good faith such an arrangement; provided, however, that neither party shall be obligated to enter into such an agreement.

         7.       EFFECTIVE DATE, TERM AND TERMINATION.

                  7.1 This  Agreement  shall become  effective on the  Effective
Date, and shall continue in effect, unless sooner terminated as elsewhere provided in this Agreement, through March 31, 2002, expiring at the end of such day.

                  7.2a If either party hereto commits a material breach of this Agreement and does not correct such breach within forty-five (45) days after written notice complaining thereof is given to such party, this Agreement may be terminated forthwith by written notice to that effect from the complaining party.

                  7.2b Either party may terminate this Agreement by giving written notice of termination to the other at any time upon or after:

                                      -8-
* Confidential treatement requested.

                           (1) the filing by the other  party of a  petition  in
                               bankruptcy or insolvency;

                           (2) any adjudication that the other party is bankrupt
                               or insolvent;

                           (3) the filing by the other party of any  petition or
                               answer seeking reorganization, readjustment or arrangement of its business under any law relating to bankruptcy or insolvency;

                           (4) the   appointment   of  a  receiver  for  all  or
                               substantially all of the property of the other party;

                           (5) the making by the other  party of any  assignment
                               for the benefit of creditors;

                           (6) the   institution  of  any  proceedings  for  the
                               liquidation or winding up of the other party's business or for the termination of its corporate charter.

                  This Agreement shall terminate on the forty-fifth (45th) day after such notice of termination is given.

                  7.3a If this Agreement is terminated pursuant to Paragraph 7.2(a), the licenses granted to the defaulting party and its Subsidiaries shall terminate forthwith, but the licenses granted the non-defaulting party and its Subsidiaries shall survive such termination for the balance of the term of this Agreement. If this Agreement is terminated pursuant to Paragraph 7.2(b), the licenses granted by the non-terminating party shall survive the termination for the balance of the term of this Agreement. Regardless of the date of termination pursuant to Paragraph 7.2(b), and to the extent that licenses granted to Sharp herein survive such termination, the payments owing by Sharp under Paragraphs 5.1, 5.2, 5.2a, and 5.2b shall be made as scheduled to SanDisk or its successor company.

                  7.3b In the event  that  SanDisk is  acquired  by or is merged into a third party company, or in the event that SanDisk transfers all or substantially all its Flash Business to such third party company, the licenses granted by Sharp to SanDisk under Paragraph 4.0 hereof may be transferred to the combined company; provided, however, that (a) the licenses so transferred shall become effective only from the date of such merger, acquisition, or transfer of the Flash Business, and (b) the licenses so transferred shall be limited to the using, making, having made, selling and offering to sell (directly or indirectly), and importing SanDisk Licensed Products only.

                  7.3c In the event that Sharp is acquired by or is merged into a third party company, or in the event that Sharp transfers all or substantially all its Flash Business to such third party company, the licenses granted by SanDisk to Sharp under Paragraph 3.0 hereof may be transferred to the combined company; provided, however, that (a) the licenses so transferred shall become effective only from the date of such merger, acquisition, or transfer of the Flash Business, and (b) the licenses so transferred shall be limited to the using, making, having made, selling and offereing to sell (directly or indirectly), and importing Sharp Licensed Products only.


                  7.4 Upon the expiration of this Agreement, the licenses granted pursuant to this Agreement by one party hereto and its Subsidiaries to the other party hereto and its Subsidiaries under SanDisk Patents or Sharp Patents, as the case may be, shall terminate. Sharp shall also have the option to terminate this Agreement at any time prior to March 31, 1998 by giving written notice of termination to SanDisk prior to that date. Upon such notice, this Agreement and all licenses and releases thereunder shall terminate. Sharp shall remain obligated to pay royalties at the rate set forth in paragraph 5.1 pro-rated up through the date of termination.

                  7.5 At any time after April 1, 2001, either party may initiate negotiations for a renewal of the cross license agreement beyond the March 31, 2002 expiration date. The royalty base for the renewed cross license will be reviewed in case SanDisk's applicable Flash patent applications are finally rejected by the Japanese Patent Office as of March 30, 2002.

         8.       MISCELLANEOUS PROVISIONS.

                  8.1 Each of the parties hereto represents and warrants that it has the right to grant the other the licenses granted hereunder.

                  8.2 Nothing contained in this Agreement shall be construed as:

                           (a) a  warranty  or  representation  by  any  of  the
parties to this Agreement as to the validity or scope of any class or type of patent, utility model and/or design patent; or

                           (b)   a   warranty   or   representation   that   any
manufacture, sale, lease, use or other disposition of Licensed Products hereunder will be free from infringement of patents, utility models and/or design patents other than those under which licenses have been granted; or

                           (c) an  agreement  to bring or  prosecute  actions or
suits against third parties for infringement or conferring any right to bring or prosecute actions or suits against third parties for infringement; or

                           (d)  conferring  any  right  to use  in  advertising,
publicity, or otherwise, any trademark, trade name or names, or any contraction, abbreviation or simulation thereof, of either party; or

                           (e) conferring by implication, estoppel or otherwise,
upon any party licensed hereunder, any license or other right under any class or type of patent, utility model or design patent except the licenses and rights expressly granted hereunder; or

                           (f) conferring by implication, estoppel or otherwise,
upon any party licensed hereunder, any license or other right under any copyright, maskwork, or trade secret right; or

                           (g)  an   obligation   to   furnish   any   technical
information or know-how.

                  8.3 This Agreement is personal to the parties, and, except as set forth in paragraph 7.3b and 7.3c, the Agreement or any right or obligation hereunder, is not assignable, whether in conjunction with a change in ownership, or the sale or transfer of the whole or any part of a party=s business or assets, either voluntarily, by operation of law, or otherwise, without the prior written consent of the other party. Any such purported assignment or transfer shall be null and void. Assignment by either party of any of its patents, or the applications thereof, which qualify as Licensed Patents as defined herein, shall not affect the license rights acquired hereunder to such patent(s), and any such assignment shall be subject to the continuing license rights of the other party.

                  8.4 All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by prepaid air express or by registered airmail, postage prepaid, in any post office in Japan or in the United States, as the case may be, addressed as follows:

                           If to SanDisk:

                           Ms. Cindy Burgdorf
                           Senior Vice President and CFO
                           SanDisk Corporation
                           140 Caspian Court
                           Sunnyvale, California 94089
                                   USA

                           If to Sharp:

                           Division General Manager
                           Intellectual Property Division
                           Law Group
                           Sharp Corporation
                           22-22 Nagaike-Cho, Abeno-Ku
                           Osaka 545
                           JAPAN

                  Either party may give written notice of as change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party as above provided at such changed address.

                  8.5 This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof, and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to the subject matter hereof other than as expressly provided herein. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement. No modification, alteration, addition or change in the terms hereof shall be binding on either party unless reduced to writing and duly executed by the parties.

                  8.6 This Agreement and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the United States of America and the State of California.

                  8.7 Both parties agree that the content of this Agreement will not be published or disclosed to any third party without the other party=s written permission except as required by law or as may be required for reasonable auditing purposes or Security and Exchange Commission disclosure. The parties shall jointly publish the press release attached hereto as Exhibit B on a mutually agreed date.

                  8.8 Anything contained in this Agreement to the contrary notwithstanding, the obligations of the parties hereto and of the Subsidiaries of the parties shall be subject to all laws, present and future and including export control laws and regulations, of any government having jurisdiction over the parties hereto or the Subsidiaries of the parties, and to orders, regulations, directions or requests of any such government. Each party shall undertake to comply with and be solely responsible for complying with such laws applicable to such party. The parties hereto shall be excused from any failure to perform any obligation hereunder to the extent such failure is caused by war, acts of public enemies, strikes or other labor disturbances, fires, floods, acts of God, or any causes of like or different kind beyond the control of the parties.

                  8.9 All disputes arising directly under the express terms of this Agreement shall be resolved as follows: First, the senior management of both parties shall meet to attempt to resolve such disputes. If the disputes cannot be resolved by the senior management, either party may make a written demand for formal dispute resolution. Within thirty days after such written notification, the parties shall meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty days after the one day mediation, either party may begin litigation proceedings.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date below written.


FOR SHARP CORPORATION                      FOR SANDISK CORPORATION


By:    /s/ Atsushi Asada                   By: /s/ Eli Harari
   --------------------------------           -----------------------------
       Printed Name Atsushi Asada              Printed Name Eli Harari

       Corporate Senior Executive
Title: Vice President                      Title:   President & CEO
      -----------------------------              --------------------------

Date:    December 24, 1996                 Date:    December 16, 1996
      -----------------------------              --------------------------

                                    EXHIBIT A

                                  WIRE TRANSFER
                             REMITTANCE INFORMATION
***************************************************************************

         ALL CHARGES WILL BE ABSORBED BY REMITTER.


         Bank:                      UNION BANK
                                    99 Almaden Blvd.
                                    San Jose, CA  95113

         Bank Swift #:              UBLAUS66

         Account Name:              SANDISK CORPORATION

         Account #:                 6450147581

         Bank ABA#:                 122000496

********************************************************************************

                                    EXHIBIT B



CONTACT: Cindy Burgdorf                                      NOT FOR RELEASE
         SanDisk Corporation                                 UNTIL DEC XX, 1996



                       SHARP AND SANDISK SIGN FLASH PATENT

                            CROSS-LICENSING AGREEMENT


         SUNNYVALE,   CA,  Dec.  XX,  1996  --  Sharp  Corporation  and  SanDisk
Corporation   (NASDAQ:   SNDK)   today   announced   that  they  have  signed  a
cross-licensing agreement for flash memory related patents.

         Under the agreement, Sharp and SanDisk have licensed each other's patents covering the design and manufacture of flash memory products, giving both companies worldwide rights to use those patents. Specific terms of the agreement are confidential but SanDisk will receive a license fee and royalty payments from Sharp.

         __________________________ (Sharp to supply the name and title of a Sharp executive and provide a quote.)



         Eli Harari, SanDisk CEO and president, said, "This is a long term agreement that acknowledges the significant flash memory contributions of both Sharp and SanDisk. It will allow both companies to continue developing their respective flash technologies and to compete freely in the rapidly growing flash marketplace. It is also our hope that this agreement will open the door for future mutual flash memory business cooperation between Sharp and SanDisk."

         ____________________________ (Sharp to provide paragraph describing Sharp.)

         SanDisk Corporation designs, manufactures and markets industry-standard, solid-state data, image and audio storage products using proprietary, high density flash memory and controller technology. SanDisk has strategic alliances with Seagate Technology, Matsushita Electronic Corp., NEC Corp. and LG Semicon. Seagate holds a 25 percent equity stake in SanDisk. The company is based in Sunnyvale, CA.